EXHIBIT 10.8


                             AMENDMENT TO AGREEMENTS

                  AGREEMENT, dated as of October 11, 2000 by and between Hexcel Corporation, a Delaware corporation (the "Company") and Stephen C. Forsyth (the "Executive").

                  WHEREAS, the Company maintains the Hexcel Corporation Incentive Stock Plan (the "Plan") and the Hexcel Corporation Management Stock Purchase Plan (the "MSPP"); and

                  WHEREAS, the Company has granted to the Executive (1) under the Plan, nonqualified options ("NQOs") to acquire shares of the common stock of the Company (the "Common Stock"), performance accelerated stock options ("PASOs" and, together with the NQOs, the "Options") to acquire shares of Common Stock and contractual rights representing the right to earn shares of Common Stock under specified circumstances ("PARs") and (2) contractual rights under the MSPP representing the right to earn shares of Common Stock under specified circumstances ("RSUs"), in each case evidenced by written award agreements entered into between the Company and the Executive (the "Award Agreements"); and

                  WHEREAS, under the Award Agreements the Executive has certain rights upon the occurrence of a Change in Control (as defined thereby); and

                  WHEREAS, the Company and the Executive have entered into an Executive Severance Agreement dated as of February 3, 1999 (the "Severance Agreement"); and

                  WHEREAS, under the Severance Agreement the Executive has certain rights upon the occurrence of a Change in Control (as defined therein); and

                  WHEREAS, the Company and the Executive have entered into a Supplemental Executive Retirement Agreement dated as of May 10, 2000 (the "SERP Agreement"); and

                  WHEREAS, under the SERP Agreement the Executive has certain rights upon the occurrence of a Change in Control (as defined therein); and

                  WHEREAS, Ciba Specialty Chemicals Holding, Inc. ("Ciba SCH"), Ciba Specialty Chemicals Inc. ("Ciba SCI"), Ciba Specialty Chemicals Corporation ("Ciba SCC" and together with Ciba SCH and Ciba SCI, "Ciba"), LXH, L.L.C.
("LXH") and LXH II, L.L.C. ("LXH II" and together with LXH, "the Purchasers") have entered into a Stock Purchase Agreement dated as of October 11, 2000 (the "Stock Purchase Agreement") pursuant to which, among other things, the Purchasers will purchase from Ciba shares of Common Stock; and

                  WHEREAS,  the consummation (the "Closing") of the transactions contemplated by the Stock Purchase Agreement (the "Transactions") will constitute a Change in Control under the Plan, the MSPP, the Award Agreements, the Severance Agreement and the SERP Agreement; and

                  WHEREAS, the Company desires the Executive to waive certain rights under the Plan, the MSPP and the Award Agreements and desires to provide additional incentives to the Executive to remain employed by the Company following the Closing.

                  NOW, THEREFORE, the Company and the Executive hereby agree as follows.

                  1. The consummation of the Transactions shall not constitute a Change in Control for purposes of the Plan, the MSPP or the Award Agreements, notwithstanding anything therein to the contrary.

                  2. Each Award Agreement, the Severance Agreement and the SERP Agreement is hereby amended to incorporate a new definition of the term Change in Control (and related definitions), in the form annexed hereto as Exhibit A.

                  3. Each Award Agreement pursuant to which Options have been granted is hereby amended to provide that each Option that is unvested at the Closing will vest and become exercisable on the earliest to occur of (i) as to 50% of the shares subject thereto, on the 1st anniversary of the Closing and as to the remaining 50% of the shares subject thereto, on the 2nd anniversary of the Closing, (ii) the Executive's termination of employment due to death, Disability (as defined in the Severance Agreement), termination by the Company without Cause (as defined in the Severance Agreement) or by the Executive for Good Reason (as defined in the Severance Agreement) or (iii) the occurrence of a Change in Control (as defined in Exhibit A hereto).

                  4. Each Award Agreement pursuant to which PARs have been granted is hereby amended to provide that each PAR subject thereto will vest and, without being subject to the existing limitations relating to Section 162(m) of the Internal Revenue Code of 1986, as amended, the underlying shares will be distributed on the earliest to occur of (i) as to 50% of the shares subject thereto, on the 1st anniversary of the Closing and as to the remaining 50% of the shares subject thereto, on the 2nd anniversary of the Closing, (ii) the Executive's termination of employment due to death, Disability, termination by the Company without Cause or by the Executive for Good Reason or (iii) the occurrence of a Change in Control (as defined in Exhibit A hereto).

                  5. Each Award Agreement pursuant to which RSUs have been granted is hereby amended to provide that each RSU subject thereto will vest and the underlying shares will be distributed on the earliest to occur of (i) as to 50% of the shares subject thereto, on the 1st anniversary of the Closing and as to the remaining 50% of the shares subject thereto, on the 2nd anniversary of the Closing, (ii) the Executive's termination of employment due to death, Disability, termination by the Company without Cause or by the Executive for Good Reason or (iii) the occurrence of a Change in Control (as defined in Exhibit A hereto).

                  6. The Severance Agreement is hereby amended to include a provision, in the form annexed hereto as Exhibit B, pursuant to which, under the circumstances described therein, the Company will hold the Executive harmless from any excise tax that may be imposed on the Executive under section 280G of the Internal Revenue Code of 1986, as amended.

                  7. Except as otherwise expressly provided herein, the Award Agreements, the Severance Agreement and the SERP shall remain in effect in accordance with their respective terms.

                  8. Effective as of the date on which the Closing occurs (the "Closing Date"), the Company shall grant to the Executive options to acquire 59,459 shares of Common Stock. Such options shall be at an exercise price per share equal to the greater of (a) the fair market value (as defined in the Plan) of a share of Common Stock on the Closing Date or (b) $11, and shall otherwise be made pursuant to the form of Stock Option Agreement annexed hereto as Exhibit
C. The Company agrees that such grant shall not be in lieu of, or otherwise be taken into account in determining the size or terms of, the annual long term incentive grant to the Executive for the 2001 or other fiscal year.

                  9. For purposes of this Agreement,  notices,  demands, and all other communications provided for hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or (unless otherwise specified) when mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                  To the Executive at the address shown in the personnel records of the Company

                  To the Company at:

                  Hexcel Corporation
                  Two Stamford Plaza
                  281 Tresser Boulevard
                  Stamford Connecticut 06901-3238

                  Att'n:

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  10. The invalidity or unenforceability of any provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

                  11. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

                  12. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior communications, representations and negotiations in respect thereto.

                  13. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts of law rules.

                  14. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  15. This agreement shall become effective upon the Closing, and shall be null and void and of no effect if the Closing does not occur.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                                            HEXCEL CORPORATION


                                            By: /s/ Ira J. Krakower
                                            Name: Ira J. Krakower
                                            Title: Senior Vice President


                                            /s/ S. C. Forsyth
                                            Stephen C. Forsyth

                                                                       EXHIBIT A

Affiliate of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. Control shall have the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on the date of this Agreement.

Beneficial Owner shall have the meaning used in Rule 13d-3 promulgated under the Exchange Act.

Change in Control means:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of 40% or more of either (x) the then outstanding common stock of the Company (the "Out standing Common Stock") or (y) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the "Total Voting Power"), excluding, however, the following (1) any acquisition by the Company or any of its Controlled Affiliates, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Controlled Affiliates and (3) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exception within clause (iii) below; or

(ii) a change in the composition of the Board such that the individuals who, on the date hereof, constitute the Board (such individuals shall be hereinafter referred to as the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition that any individual who becomes a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was made or approved pursuant to the Governance Agreement or by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered a member of the Incumbent Board; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company or a sale or other disposition of
all  or  substantially  all  of  the  assets  of  the   Company   ("Corporate
Transaction"); excluding, how ever, such a Corporate Transaction pursuant to which (x) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Common Stock and the Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (y) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); or

(iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v) the consummation of the transactions contemplated by the Stock Purchase Agreement.1

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Governance Agreement shall mean the Governance Agreement, dated [          ],
2000, among LXH, L.L.C., LXH II, L.L.C., Hexcel Corporation and the other parties listed on the signature pages thereto.

--------
         1Clause (v) to be included only in the Severance Agreement and the SERP Agreement.

Person shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act.

Stock Purchase Agreement shall mean the Stock Purchase Agreement dated as of October 11, 2000 by and among Ciba Specialty Chemicals Holding, Inc., Ciba Specialty Chemicals Inc., Ciba Specialty Chemicals Corporation, LXH, L.L.C. ("LXH") and LXH II, L.L.C..2


--------
         2This definition to be included only in the Severance Agreement and the SERP Agreement.

                                                                       EXHIBIT B

Additional Payments.

                  (a) In the event that the Executive becomes entitled to the payments under Section 4 hereof, if any of the payments or benefits received or to be received by the Executive in connection with the transactions contemplated by the Stock Purchase Agreement or the Executive's termination of employment within 2 years thereof (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the excise tax (the "Excise Tax") imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

                  (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax,
(i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the base amount (within the meaning of section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                  (c) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

                                                                       EXHIBIT C

                            EMPLOYEE OPTION AGREEMENT


     EMPLOYEE OPTION AGREEMENT, dated as of the Grant Date, by and between the Optionee and Hexcel Corporation (the "Corporation").

                              W I T N E S S E T H:

     WHEREAS, the Corporation has adopted the Hexcel Corporation Incentive Stock Plan (the "Plan"); and

     WHEREAS, the Executive Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board") has determined that it is desirable and in the best interest of the Corporation to grant to the Optionee a stock option as an incentive for the Optionee to advance the interests of the Corporation;

     NOW, THEREFORE, the parties agree as follows:

1. Notice of Grant; Incorporation of Plan. A Notice of Grant is attached hereto as Annex A and incorporated by reference herein. Unless otherwise provided herein, capitalized terms used herein and set forth in such Notice of Grant shall have the meanings ascribed to them in the Notice of Grant and capitalized terms used herein and set forth in the Plan shall have the meanings ascribed to them in the Plan. The Plan is incorporated by reference and made a part of this Employee Option Agreement, and this Employee Option Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section X of the Plan. The Option granted herein constitutes an Award within the meaning of the Plan.

2. Grant of Option. Pursuant to the Plan and subject to the terms and conditions set forth herein and therein, the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of the Option Shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), which Option is not intended to qualify as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3. Purchase Price. The purchase price per share of the Option Shares shall be the Purchase Price.

4.   Term of Option.

         (a) Expiration Date; Term. Subject to Section 4(c) below, the Option shall expire on, and shall no longer be exercisable following, the tenth anniversary of the Grant Date. The ten-year period from the Grant Date to its tenth anniversary shall constitute the "Term" of the Option.

         (b) Vesting Period; Exercisability. Subject to Section 4(c) below, the Option shall vest and become exercisable at the rate of 33-1/3% of the Option Shares on each of the first three anniversaries of the Grant Date.

         (c) Termination of Employment; Change in Control.

                  (i) For purposes of the grant hereunder, any transfer of employment by the Optionee among the Corporation and the Subsidiaries shall not be considered a termination of employment. Except as set forth below in this Section 4(c)(i), if the Optionee's employment with the Corporation shall terminate for any reason, (a) the Option (to the extent then vested) may be exercised at any time within ninety (90) days after such termination (but not beyond the Term of the Option) and (b) the Option, to the extent not then vested, shall immediately expire upon such termination. Notwithstanding the foregoing, (a) if the Optionee's employment with the Corporation is terminated for Cause (as defined in the last Section hereof), the Option, whether or not then vested, shall be automatically terminated as of the date of such termination of employment, (b) if the Optionee's employment terminates by reason of Retirement, the termination of the Optionee's employment by the Company other than for Cause, or the termination of the Optionee's employment by the Optionee for Good Reason (as defined in the last Section hereof), the Option shall remain exercisable for three years from the date of such termination of employment (but not beyond the Term of the Option) and (c) if the Optionee dies or becomes Disabled
                  (A) while employed by the Corporation or (B) within 90 days after the termination of his or her employment (other than a termination described in clause (a) or (b) of this sentence), the Option may be exercised at any time within one year after the Optionee's death or Disability (but not beyond the Term of the Option).

                  (ii) If the Optionee's employment terminates by reason of death, Disability, Retirement, the termination of the Optionee's employment by the Company other than for Cause, or the termination of the Optionee's employment by the Optionee for Good Reason, the Option shall become fully and immediately vested and exercisable. In the event of a Change in Control (as defined in the last Section hereof), the Option shall immediately become fully vested and exercisable.

5.  Adjustment Upon Changes in Capitalization.

         (a) The aggregate number of Option Shares and the Purchase Price shall be appropriately adjusted by the Committee for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent reasonably necessary or desirable to preserve the intended benefits under this Employee Option Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction involving the Corporation.

         (b) Any adjustment under this Section 5 in the number of Option Shares and the Purchase Price shall apply to only the unexercised portion of the Option. If fractions of a share would result from any such adjustment, the adjustment shall be rounded down to the nearest whole number of shares.

6.  Method of Exercising Option and Withholding.

         (a) The Option shall be exercised by the delivery by the Optionee to the Corporation at its principal office (or at such other address as may be established by the Committee) of written notice of the number of Option Shares with respect to which the Option is exercised, accompanied by payment in full of the aggregate Purchase Price for such Option Shares. Payment for such Option Shares shall be made (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, or by money transfers or direct account debits to an account designated by the Corporation; (ii) through the delivery of shares of Common Stock with a Fair Market Value equal to the total payment due from the Optionee; (iii) pursuant to a "cashless exercise" program if such a program is established by the Corporation; or (iv) by any combination of the methods described in (i) through (iii) above.

         (b) The Corporation's obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the payment by the Optionee of applicable federal, state and local withholding tax, if any. The Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment.

7. Transfer. Except as provided in this Section 7, the Option is not transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the Optionee's lifetime only by the Optionee. Any attempt to transfer the Option in contravention of this Section 7 is void ab initio. The Option shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, the Optionee shall be permitted to transfer the Option to members of his or her immediate family (i.e., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships whose only partners are such family members; provided, however, that no consideration can be paid for the transfer of the Option and the transferee of the Option shall be subject to all conditions applicable to the Option prior to its transfer.

8. No Rights in Option Shares. The Optionee shall have none of the rights of a stockholder with respect to the Option Shares unless and until shares of Common Stock are issued upon exercise of the Option.

9. No Right to Employment. Nothing contained herein shall be deemed to confer upon the Optionee any right to remain as an employee of the Corporation.

10. Governing Law/Jurisdiction. This Employee Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

11. Resolution of Disputes. Any disputes arising under or in connection with this Employee Option Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in New York in accordance with the commercial rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and subject to appeal only to the extent permitted by law. Each party shall bear such party's own expenses incurred in connection with any arbitration; provided, however, that the cost of the arbitration, including without limitation, reasonable attorneys' fees of the Optionee, shall be borne by the Corporation in the event the Optionee is the prevailing party in the arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator.

12. Notices. Any notice required or permitted under this Employee Option Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee at the last address specified in Optionee's employment records, or such other address as the Optionee may designate in writing to the Corporation, or to the Corporation, Attention: Corporate Secretary, or such other address as the Corporation may designate in writing to the Optionee.

13. Failure To Enforce Not a Waiver. The failure of either party hereto to enforce at any time any provision of this Employee Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

14. Counterparts. This Employee Option Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

15. Miscellaneous. This Employee Option Agreement cannot be changed or terminated orally. This Employee Option Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof.
The section headings herein are intended for reference only and shall not affect the interpretation hereof.

16. Definitions.  For purposes of this Employee Option Agreement:

         (I) the term "Affiliate" of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. The term "Control" shall have the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on the date of this Agreement;

         (II) the term "Beneficial Owner" shall have the meaning used in Rule 13d- 3 promulgated under the Exchange Act;

         (III) the term "Cause" shall mean (A) the willful and continued failure by the Optionee to substantially perform the Optionee's duties with the Corporation (other than any such failure resulting from the Optionee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason) after demand for substantial performance is delivered to the Optionee by the Corporation, that specifically identifies the manner in which the Corporation believes that the Optionee has not substantially performed the Optionee's duties, or (B) the willful engaging by the Optionee in misconduct that is demonstrably and materially injurious to the Corporation, monetarily or otherwise including, but not limited to conduct that violates any written noncompetition covenant between the Optionee and the Corporation. No act, or failure to act, on the Optionee's part shall be deemed "willful" unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that the Optionee's action or omission was in the best interest of the Corporation. Notwithstanding the foregoing, the Optionee shall not be deemed to have been terminated for Cause without (i) reasonable notice from the Board to the Optionee setting forth the reasons for the Corporation's intention to terminate for Cause, (ii) delivery to the Optionee of a resolution duly adopted by the affirmative vote two-thirds or more of the Board then in office (excluding the Optionee if he is then a member of the Board) at a meeting of the Board called and held for such purpose, finding that in the good faith opinion of the Board, the Optionee was guilty of conduct herein set forth and specifying the particulars thereof in detail,
         (iii) an opportunity for the Optionee, together with his counsel, to be heard before the Board, and (iv) delivery to the Optionee of a Notice of Termination from the Board specifying the particulars in detail.

         (IV) the term "Change in Control" shall mean any of the following events:

                           (1) any Person is or becomes  the  Beneficial  Owner,
                  directly or indirectly, of 40% or more of either (x) the then outstanding common stock of the Company (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the "Total Voting Power"), excluding, however, the following (1) any acquisition by the Company or any of its Controlled Affiliates, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Controlled Affiliates and (3) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (3) below; or

                           (2) a change in the  composition  of the  Board  such
                  that the individuals who, on the date hereof, constitute the Board (such individuals shall be hereinafter referred to as the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition that any individual who becomes a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was made or approved pursuant to the Governance Agreement or by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered a member of the Incumbent Board; or

                           (3) there is consummated a merger or consolidation of
                  the Company or any direct or indirect subsidiary of the Company or a sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (x) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Common Stock and the Total Voting Power
                  immediately   prior  to  such  Corporate  Transaction  will
                  Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (y) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); or

                           (4) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

         (V) the term "Disability (or becoming Disabled)" shall mean that, as a result of the Optionee's incapacity due to physical or mental illness or injury, he or she shall not have performed all or substantially all of his or her usual duties as an employee of the Corporation for a period of more than one- hundred-fifty (150) days in any period of one-hundred-eighty (180) consecutive days;

         (VI) the term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

         (VII) the term "Good Reason" for termination by the Optionee of the Optionee's employment shall mean:

                           (1) A diminution in the Optionee's position,  duties,
                  responsibilities or authority (except during periods when the Executive is unable to perform all or substantially all of his duties on account of illness (either physical or mental) or other incapacity;

                           (2) A reduction in the Optionee's annual rate of base salary as in effect on the date hereof or as the same may be increased from time to time;

                           (3) Failure by the  Corporation to continue in effect
                  any compensation plan in which the Optionee participates which is material to the Optionee's total compensation, unless an equitable arrangement (embodied in an ongoing substitute plan) has been made with respect to such plan, or failure by the Corporation to continue the Optionee's participation therein (or in such substitute plan) on a basis not materially less favorable to the Optionee;

                           (4) Failure by the Corporation to continue to provide
                  the Optionee with benefits substantially similar to those enjoyed by the Optionee under any of the Corporation's pension, savings, life insurance, medical, health and accident, or disability plans in which the Optionee was participating (except for across-the-board changes similarly affecting all senior executives of the Corporation and all senior executives of any Person in control of the Corporation), or failure by the Corporation to continue to provide the Optionee with the number of paid vacation days per year equal to the greater 4 weeks and (b) the number to which the Optionee is entitled in accordance with the Corporation's vacation policy;

                           (5) Failure to provide facilities or services which are suitable to the Optionee's position;

                           (6) Failure of any successor (whether direct or indirect, by purchase of stock or assets, merger, consolidation or otherwise) to the Corporation to assume the Corporation's obligations hereunder or failure by the Corporation to remain liable to the Optionee hereunder after such assumption;

                           (7) Any termination by the Corporation of the Optionee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of a Notice of Termination contained in this Agreement;

                           (8) the relocation of the Optionee's  principal place
                  of employment to a location more than fifty (50) miles from the Optionee's principal place of employment as of the date hereof; or

                           (9) Failure to pay the Optionee any portion of current or deferred compensation within seven (7) days of the date such compensation is due.

         The Optionee's continued employment shall not constitute consent to, or waiver of rights with respect to, any circumstance constituting Good Reason hereunder; provided, however, that the Optionee shall be deemed to have waived his rights pursuant to circumstances constituting Good Reason hereunder if he shall not have provided the Corporation a Notice of Termination within ninety (90) days following his knowledge of the occurrence of circumstances constituting Good Reason;

         (VIII)   the term "Governance Agreement shall mean the Governance
         Agreement, dated [          ], 2000, among LXH, L.L.C., LXH II, L.L.C.,
         Hexcel Corporation and the other parties listed on the signature pages thereto;


         (IX) the term "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act; and

         (X) the term "Retirement" shall mean termination of the Optionee's employment, other than by reason of death or Cause, either (A) at or after age 65 or (B) at or after age 55 after five (5) years of employment by the Corporation (or a Subsidiary thereof).

         (XI) the term "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Optionee's employment under the provision so indicated.

                                     Annex A


                                 NOTICE OF GRANT
                              EMPLOYEE STOCK OPTION
                     HEXCEL CORPORATION INCENTIVE STOCK PLAN

         The following employee of Hexcel Corporation, a Delaware corporation ("Hexcel") or a Subsidiary, has been granted an option to purchase shares of the Common Stock of Hexcel, $.01 par value, in accordance with the terms of this Notice of Grant and the Employee Option Agreement to which this Notice of Grant is attached.

         The following is a summary of the principal terms of the option which has been granted. The terms below shall have the meanings ascribed to them below when used in the Employee Option Agreement.


Optionee
Address of Optionee
Employee Number
Employee ID Number
Foreign Sub Plan, if applicable
Grant Date
Purchase Price
Aggregate Number of Shares
Granted (the "Option Shares")
----------------------------------------------------  --------------------------

IN WITNESS WHEREOF, the parties hereby agree to the terms of this Notice of Grant and the Employee Option Agreement to which this Notice of Grant is attached and execute this Notice of Grant and Employee Option Agreement as of the Grant Date.

_______________________                       HEXCEL CORPORATION
Optionee

                                              By:  _____________________________
                                                   Ira J. Krakower
                                                   Senior Vice President